UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015 the Board of Directors of Helios and Matheson Analytics Inc. (the “Company”) approved the appointment of Mr. Sanjay Chaturvedi as the Company’s Chief Financial Officer and Secretary. Mr. Chaturvedi’s employment will begin on December 14, 2015.

From September 2007 to January 2014 Mr. Chaturvedi, age 45, was the Chief Financial Officer of Amba Research India (Private) Ltd., (“Amba”, now a Moody’s group company). During his employment with Amba, Mr. Chaturvedi was in charge of all finance functions worldwide, including but not limited to, having responsibility for global accounting and IFRS based consolidation and U.S. and Indian GAAP compliance; establishing internal controls and undertaking risk assessments in various countries; hedging against currency risks; investing surplus funds; budgeting capital and planning for expansion; assuring global tax compliance and undertaking tax planning; advising management on strategic financial matters; assisting with private equity fund raising; and preparing annual operating plans and long range strategic plans, including establishing goals for both the business and management. From February 2014 through February 2015, Mr. Chaturvedi held the position of Chief Financial Officer of Cello Writing Aids Private Limited, India’s largest writing implement and stationery manufacturer. Since March 2015, Mr. Chaturvedi has been engaged in providing financial consulting services.

There are no family relationships between Mr. Chaturvedi and the Company’s officers and directors. Other than as disclosed in this Form 8-K, there have been no transactions, nor are there any transactions currently proposed, which must be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and in which Mr. Chaturvedi had or will have a direct or indirect material interest.

Mr. Chaturvedi will receive his annual salary and bonus compensation in Indian Rupees. His annual salary will be 5million Indian Rupees, (approximately $75,000), and he will be eligible for a performance bonus in the amount of 2 million Indian Rupees, (approximately $30,000). The criteria for the performance bonus will be determined at a later date. Mr. Chaturvedi will relocate to Bangalore, India from his current place of residence in India. In connection with the relocation, he will be provided with two weeks of paid room accommodations, relocation expenses in the amount of 75,000 Indian Rupees, (approximately $1,125) and one-way airfare for himself and his family to Bangalore. (Conversion into U.S. dollars was made using the rate of 66.6885 rupees to $1, which was the rate on Saturday, December 5, 2015, the date that Mr. Chaturvedi formally accepted the Company’s offer of employment.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2015

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Divya Ramachandran
Divya Ramachandran, Chief Executive Officer